EXHIBIT 3.1


DEAN HELLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684-5708
Website: secretaryofstate.biz
                                                         Entity#
                                                         E0260972006-9
                                                         Document #
                                                         20060218182-40

                                                         Date Filed:
                                                         4/3/2006 7:38:19 AM
                                                         In the office of
                                                         /s/ Dean Heller
                                                         Dean Heller
                                                         Secretary of State


                            ARTICLES OF INCORPORATION
                              (PURSUANT TO NRS 78)

1.   Name of Corporation:       BARRICODE, INC.

2.   Resident Agent             STATE AGENT AND TRANSFER SYNDICATE, INC.
     Name and Street            112 NORTH CURRIE STREET
     Address:                   CARSON CITY, NEVADA 89703-4934

3.   Shares:                    Number of shares with par value:  75,000,000
                                Par value:  $.001
                                Number of shares without par value:

4.   Names &                    1. TOM DELANEY
     Addresses                     112 NORTH CURRIE STREET
     Of Board of                   CARSON CITY, NV 89703-4934
     Directors/Trustees:
                                2. DON MACDOW
                                   112  NORTH CURRIE STREET
                                   CARSON CITY, NV 89703-4934

5.   Purpose:                   The purpose of the Corporation shall be:

6.   Names, Addresses           Nicole Block for State Agent and Transfer
     and Signature of           Syndicate, Inc.
     Incorporator.              112 North Currie Street       /s/NICOLE  BLOCK
                                Carson City NV 89703-4934

7.  Certificate of              I hereby accept appointment as Resident Agent
    Acceptance of               for the above  named corporation.       4/4/06
    Appointment of              /s/ NICOLE BLOCK                         Date
    Resident Agent:             Authorized Signature of R.A. or On Behalf of
                                R.A. Company

                                                     NUMBER OF PAGES ATTACHED  1


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                                 Addendum to the

                            ARTICLES OF INCORPORATION

                                       OF

                                 BARRICODE, INC.

                                 PARAGRAPH THREE
                                     SHARES

The amount of the total authorized capital of this corporation is $75,000 as 75,000,000 shares each with a par value of one mill ($.001). Such shares are non-assessable.

In any election participated in by the shareholders, each shareholder shall have one vote for each share of stock he owns, either in person or by proxy as proved by law. Cumulative voting shall not prevail in any election by the shareholders of this corporation.


                                 PARAGRAPH EIGHT
                         ELIMINATING PERSONAL LIABILITY

Officers and directors shall have no personal liability to the corporation of its stock holders for damages for breach of fiduciary duty as an officer or director. This provision does not eliminate or limit the liability of an officer or director for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law or the payment of distributions in violation of the NRS 78.300.


                                 PARAGRAPH NINE
                     AMENDMENT OF ARTICLES OF INCORPORATION

The articles of incorporation of the corporation may be amended from time to time by a majority vote of all shareholders voting by written ballot in person or by proxy held at any general or special meeting of shareholders upon lawful notice.